Exhibit 32

Certification pursuant to

18 U.S.C. Section 1350,

as adopted pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

Paul M. Pantozzi, Chairman, Chief Executive Officer and President, and Linda A. Niro, Senior Vice President and Chief Financial Officer of Provident Financial Services, Inc. (the “Company”), each certify in his or her capacity as an officer of the Company that he or she has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended September 30, 2003 and that to the best of his or her knowledge:

(1)	the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this statement is solely to comply with Title 18, Chapter 63, Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.

November 12, 2003	/s/ Paul M. Pantozzi

Date	Chairman, Chief Executive Officer and President

November 12, 2003	/s/ Linda A. Niro

Date	Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Provident Financial Services, Inc. and will be retained by Provident Financial Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.